UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 26, 2005, PerkinElmer Automotive Research, Inc. (the “Company”), a wholly-owned subsidiary of PerkinElmer, Inc. (“PKI”), entered into a Master Purchase and Sale Agreement (the “Purchase Agreement”) by and among the Company, Caleb Brett USA, Inc. (“Caleb Brett”) and PKI pursuant to which the Company will sell to Caleb Brett all of its assets (other than certain excluded assets) that comprise the business of developing, marketing and providing fuel, lubricant and other vehicle-based testing services for the gasoline engine and petrochemical industries. The purchase price to be paid by Caleb Brett is $34,500,000 in cash, subject to a post-closing adjustment based on the Company’s working capital as of the closing of the sale. The Purchase Agreement contains customary representations, warranties and conditions to closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: November 1, 2005

By: /s/ Robert F. Friel

        Robert F. Friel

        Executive Vice President and

        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Master Purchase and Sale Agreement, dated as of October 26, 2005, by and among PerkinElmer Automotive Research, Inc., Caleb Brett USA, Inc. and PerkinElmer, Inc.(1)

(1)	The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.